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                                 AMENDED AND RESTATED

                            MANAGEMENT SERVICES AGREEMENT

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                                 AMENDED AND RESTATED
                            MANAGEMENT SERVICES AGREEMENT

    This AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT ("Management Agreement") is entered into effective January 1, 1997 by and between Talbert Medical Management Corporation, a Delaware corporation ("Manager") and Talbert Medical Group, Inc., a Utah professional medical corporation ("Group").

                                   R E C I T A L S

    A. Manager is a Delaware corporation which is operated, in part, for the purposes of providing management services related to the operation of medical groups such as Group.

    B. Group is a Utah professional medical corporation which is duly licensed and qualified through service agreements with its independent contractors and employees ("Group Physicians"), to provide physician services to its patients ("Patients"). The Patients include individuals to whom services are provided under the terms of contracts with payors for health care services ("Group Agreements").

    C. In connection with Group's providing physician services under agreements with payors, negotiated by Manager, and for other valuable consideration, Manager has agreed to provide the management services provided for herein.

    D. This Management Agreement is made in order to provide the terms upon which Manager will provide management services to Group.

                                      ARTICLE I

                             RESPONSIBILITIES OF MANAGER

    Except as otherwise specifically provided herein, during the term of this Management Agreement and any extensions and renewals hereof, Manager shall, at its sole cost and expense, provide all management services including providing facilities, support, non-physician personnel, billing, equipment, furnishings, and supplies required for the operation of Group as an integral part thereof at the premises established for such purposes. Such performance by Manager shall be carried out in accordance with the following standards and procedures:

    I.1   PRACTICE SITES. Manager shall provide certain premises set forth on
EXHIBIT 1.1 hereto, together with all appurtenances, improvements, and fixtures, (hereinafter collectively

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referred to as the "Practice Sites") at which Group will render professional medical services. Changes in the location of a Practice Site may be effected as of the expiration of any lease or other arrangement under which Manager leases or occupies any Practice Site or at any other time as may be approved by Manager. Any additional Practice Sites will be established as may be approved by the Joint Operating Committee.

    I.2 UTILITIES, BUILDING SERVICES, AND SUPPLIES. Manager shall provide or arrange for all utilities and building services related to the utilization by Group of Practice Sites. Manager shall also provide telephones, reception, secretarial and transcribing services, paging devices, postage, duplication services, office supplies and medical supplies which Manager determines to be necessary or appropriate for the operation of the Practice Sites.

    I.3 EQUIPMENT, FURNITURE AND FURNISHINGS. Manager shall provide or arrange for all the equipment (including computer equipment and software), furniture, furnishings and personal property which Manager determines to be necessary for the operation of Group ("Equipment").

    I.4 REPAIR AND MAINTENANCE OF PRACTICE SITES AND EQUIPMENT. Manager shall have the responsibility for:

          I.4.1 REPAIR AND MAINTENANCE OF PRACTICE SITES. All of the lessee maintenance and repair obligations for the Practice Sites required to be provided pursuant to the terms of any Practice Site lease or similar agreement, and any and all other maintenance and repairs to Practice Sites which Manager determines to be necessary or appropriate for the efficient and proper operation of Group.

          I.4.2 REPAIR AND MAINTENANCE OF EQUIPMENT. The maintenance and repair of all Equipment as determined by Manager to be necessary or appropriate for the efficient and proper operation of Group.

    I.5 REPLACEMENT EQUIPMENT. Should Manager determine that any then existing Equipment utilized in the operations of Group is worn out or obsolete and it is unreasonable, impossible, or economically impractical to repair; and if Manager further determines that such Equipment is necessary or appropriate for the efficient and proper operation of Group; then Manager shall procure replacement Equipment.

    I.6 SIGNS. Manager shall provide signage, including but not limited to signage containing such name(s) as may be determined by Manager for designation of Practice Sites.

    I.7 PAYMENT OF TAXES. Manager shall have the responsibility to pay (i) all taxes (excluding taxes measured by or based upon Group income or professional service revenue), assessments, license fees and other charges payable that are the responsibility of the occupant of the Practice Sites which become payable during the term of this Management Agreement; (ii) all taxes, assessments, license fees and other charges assessed on personal property owned

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by Manager relating to the operation of Group; and (iii) all other business taxes, licenses, or fees other than those related to the professional licensure of physicians. Notwithstanding the foregoing, if Group or any Group Physician maintains personal property at any Practice Site, then Group or the Group Physician, as applicable, shall be responsible for the payment of any taxes with respect to such property.

    I.8   INSURANCE.

          I.8.1 PRACTICE SITES. Manager shall procure and maintain all insurance coverages deemed necessary by Manager for the operation of the Practice Sites, including without limitation the following: (i) comprehensive general liability insurance covering activities of Group naming Manager, Manager's employees and Group as insured, (ii) general property casualty insurance on the Practice Sites and contents owned or leased by Manager in amounts consistent with Manager's risk management policies and
(iii) workers compensation insurance for employees of Manager and Group.

          I.8.2 PROFESSIONAL LIABILITY INSURANCE. Manager, directly or through its affiliates, shall procure and maintain, a policy or policies of professional liability insurance providing coverage for Group and its professional personnel. Such policy shall cover any acts of Group for the professional negligence of its personnel which may have occurred during the term of this Management Agreement. These policies of insurance shall be written with limits of liability of no less than One Million Dollars ($1,000,000) per claim/Three Million Dollars ($3,000,000) annual aggregate. Group shall cooperate with all reasonable requests of Manager in connection with obtaining and maintaining this coverage.

          I.8.3 DIRECTORS AND OFFICERS INSURANCE. Manager, directly or through its affiliates, shall procure and maintain, a policy or policies of directors and officers liability insurance providing coverage for the directors, officers and authorized agents of Group. These policies of insurance shall be written with limits of liability of no less than Five Million Dollars ($5,000,000) per claim annual aggregate. Group shall cooperate with all reasonable requests of Manager in connection with obtaining and maintaining this coverage.

          I.8.4 SELF INSURANCE. Notwithstanding any other provisions of this Section 1.8, Manager may, at any time Manager deems appropriate, choose to self insure for any or all insurance coverages for which Manager is responsible pursuant to this Management Agreement.

    I.9   NON-PROFESSIONAL PERSONNEL.

          I.9.1 MANAGER TO EMPLOY; INITIAL EMPLOYMENT DECISIONS. Manager shall provide all non-professional personnel to Group which Manager deems reasonable and necessary for the efficient and proper operation of Group based upon patient volume. For purposes of this Agreement, "Professional Personnel" shall mean individuals employed by

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Group as physicians, optometrists, chiropractors, podiatrists, nurse practitioners, nurse anesthetists, nurse midwives and physician assistants.

          I.9.2   SPECIAL PROVISIONS APPLICABLE TO ALLIED HEALTH
PROFESSIONALS. Manager shall adhere to appropriate credentialing and other professional review and qualification standards with respect to all personnel to be employed or retained by Manager to perform services under this Management Agreement who are licensed or certified to practice their respective health care professions by the State of Utah (hereinafter collectively referred to as "Allied Health Professionals").

          I.9.3 SUPERVISION OF CLERICAL AND OTHER NON-MEDICAL SUPPORT PERSONNEL. Manager shall supervise all clerical and other non-medical support personnel and the non-medical functions of all Allied Health Professionals. In addition, Manager shall provide for periodic review and evaluation, including input from Group, of the performance of such personnel.
 Manager shall establish a procedure through which Group may request reassignment of particular personnel for express reasons relating to job qualifications, training or performance, and Manager shall reasonably accommodate such requests by Group which conform to this procedure.

          I.9.4 DECISIONS RESERVED TO MANAGER. Manager shall make all hiring and firing decisions and all determinations as to those wages, salaries and compensation, including all determinations regarding the retention, promotion, demotion, awarding of bonuses, salary adjustments, and other matters affecting the terms and conditions of the employment of all non-physician personnel in accordance with and subject to personnel policies as may be adopted and modified from time to time by Manager. Staffing levels, work hours and shifts, and employee benefit programs shall be established and implemented by Manager in accordance with the policies and funding arrangements developed by Manager.

    I.10 BOOKKEEPING AND ACCOUNTING SERVICES. Manager shall provide Group with all bookkeeping and accounting services Manager deems necessary or appropriate for the efficient and proper operation of Group. Such services shall include, without limitation, the maintenance, custody and supervision of business records, papers, documents, ledgers, journals and reports relating to the business operations of Group; the establishment, administration and implementation of accounting procedures, controls, forms and systems; the preparation of financial reports; the planning of the business operations of the Group; the payment of accounts payable (including claims administration and payment) and collection of accounts receivable; the preparation of necessary Group tax returns (as opposed to the tax returns of individual Group Physicians which shall be the responsibility of each physician); and the administration of the compensation formula and compensation distribution system established pursuant to the terms of this Management Agreement.

    I.11 FEE-FOR-SERVICE ADMINISTRATION. For Group Agreements which are not subject to Section 1.12, and all care provided by Group other than under Group Agreements, Manager shall provide the following additional administrative services:

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          I.11.1  FEE SCHEDULE.  Development of a "chargemaster" fee schedule for Group and determination of the appropriateness of revisions and modifications to the fee schedule to reflect changed circumstances, with approval from the Joint Operating Committee, in accordance with Section 5.2 of this Management Agreement.

          I.11.2 BILLING AND COLLECTION. Billing and collection services that Manager determines to be necessary or appropriate in connection with charges resulting from the rendition of professional services by Group to Patients; such services to include, but not be limited to, collection of payments derived from coordination of benefits, collection of payments from third party payors, and other payments due Group. Manager shall adhere to the then current fee schedule provisions for discounts and courtesy services to Patients. Manager shall maintain internal accounting records of all billings to fee-for-service Patients and third-party payors.

    I.12 CAPITATION ADMINISTRATION. For Group Agreements which involve capitated payments to Group ("Capitated Agreements"), Manager shall provide the following additional administrative services:

          I.12.1 CALCULATION OF AMOUNTS DUE. Calculation of primary care and specialty capitation and specialty, ancillary and other payable claims of Group based upon contracts with non-Group Physicians and to prepare checks on behalf of Group to pay amounts due.

          I.12.2 BILLING UNDER CAPITATED AGREEMENTS. Billing in Group's name and on its behalf, (a) payors for coordination of benefits and other third party liability payments according to the terms of the Capitated Agreements,
(b) Patients in accordance with the terms and provisions of applicable Capitated Agreements and (c) for amounts deemed ineligible under the terms of Capitated Agreements where permitted by such Capitated Agreements. Manager shall also review claim and capitation expense data to monitor any other revenue receipt programs which any of the Capitated Agreements may have or may institute, and to seek reimbursement pursuant to Capitated Agreements.

          I.12.3 RECORDS. Manager shall maintain internal accounting records including primary care encounters and authorizations for specialist referrals under Capitated Agreements which will identify the services provided to Patients covered by Capitated Agreements and the compensation received therefor to enable a determination of the fee-for-service equivalency to be made.

    I.13 REVIEW AND AUDIT OF MANAGER. The annual financial statements of Manager shall be annually audited in accordance with generally accepted accounting standards or such other standards as may be appropriate for a business of the size and scope of that conducted by Manager, by duly qualified independent auditors. Copies of audited financial statements of

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Manager, subject to such restrictions as may be necessary to assure the preservation of their confidentiality, shall be made available for review by Group.

    I.14 ADDITIONAL FINANCIAL AND MANAGEMENT REPORTS AND INFORMATION. Manager shall prepare and deliver to Group, copies of the following reports:

          I.14.1 INCOME STATEMENTS AND BALANCE SHEETS. Monthly income statements and annual balance sheets of Group relating to the operation of Group.

          I.14.2 OTHER REPORTS. Any additional financial and management reports and information prepared by Manager which Manager determines will assist Group in evaluating physician productivity and the efficiency or effectiveness of the medical services provided by Group to Patients.

    I.15 MANAGEMENT INFORMATION SYSTEM. Manager shall be responsible for the development or procurement and operation of a management information system.

    I.16 PHYSICIAN RECRUITMENT. Manager shall provide physician recruitment services to Group.

    I.17 HUMAN RESOURCES; CREDENTIALING. Manager shall provide any necessary personnel and human resources services for its employees and the Group. Manager shall provide credentialing services to the Group, in accordance with standards established by Group.

    I.18 MARKETING AND PUBLIC RELATIONS. Manager shall coordinate and provide marketing and public relations services.

    I.19 UM/QM POLICIES AND PROCEDURES; PREAUTHORIZATION. Manager shall assist Group in the development of utilization management, quality management and risk management policies and procedures for Group and Group Physicians. Manager shall assist Group in the development of preauthorization protocols for the administration of care under Capitated Agreements, other Group Agreements in which Group is permitted to authorize care and for fee-for-service Patients. Manager shall administer all such policies and protocols under the direction and supervision of Group.

    I.20 DISTRIBUTION OF COMPENSATION AND BONUSES TO GROUP PHYSICIANS; GROUP BENEFITS ADMINISTRATION. Manager, on behalf of Group, shall administer the payment of all compensation to all Group Physicians for providing services to Patients including, without limitation, all applicable vacation pay, sick leave, retirement benefits, social security and workers' compensation. Manager shall also distribute to Group Physicians any bonuses or risk pool amounts from whatever source derived, in accordance with the policies and procedures adopted by Group. Manager shall contract for benefits on behalf of Group and

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administer such benefits for Group, including any health, disability insurance and life insurance.

    I.21 ATTORNEY-IN-FACT. Group hereby constitutes and appoints Manager for the term hereof as its true and lawful attorney-in-fact for the following purposes:

          I.21.1 DEPOSITORY ACCOUNT. To create and maintain a depository account in the name of Group with a banking institution selected by Manager (the "Account"). Group agrees to designate Manager as the sole party authorized to make withdrawals from the Account, which designation may be changed only by written notice to said institution, executed by both Group and Manager; withdrawals from the Account shall be made only in accordance with the terms of Sections 1.12, 2.15 or 3.1.4 of this Management Agreement.

          I.21.2 RECEIPT OF PAYMENTS. To receive and deposit on a timely basis capitation and other payments arising from Group Agreements, take possession of and endorse in the name of Group all cash, notes, checks, money orders, insurance payments, and any other instruments received as payment of accounts receivable of Group however arising. Group shall immediately forward to Manager in full any such payments that may come into the possession of Group.

          I.21.3 BILLING/CLAIMS PROCESSING. To perform the functions described in Sections 1.11 and 1.12.

          I.21.4 COLLECTION OF OTHER AMOUNTS DUE. To collect in the name of Group and on its behalf all other charges or fees resulting from or related to the provision of services to Patients including but not limited to any and all hospital incentive funds and funds from shared risk pools under any risk sharing arrangements wherein Group is or is deemed to be the provider of medical services.

          I.21.5 STOP-LOSS CLAIMS. To review claim and capitation expense data to monitor Patients for whom patient care expenses exceed stop-loss deductibles under Group Agreements, and to submit with the applicable Group Agreements or other providers of stop-loss coverage orally or in writing reimbursement requests on behalf of Group.

    I.22 COMPLIANCE WITH LAW. The obligations of Manager pursuant to this Management Agreement shall be subject to any limitations or restrictions which may be imposed by law or regulation, and Manager may suspend any or all obligations hereunder in the event that it reasonably determines, upon advice of counsel, that the performance of any obligation pursuant to this Management Agreement may contravene applicable law or regulation, the effect of which would be to have a material adverse effect on the business, financial condition, or operations of Manager or any affiliate.

                                      ARTICLE II


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                                 OBLIGATIONS OF GROUP

    In providing its professional services to Patients, Group shall have the following obligations:

    II.1 GROUP PHYSICIANS AND PROFESSIONAL PERSONNEL. Group shall notify Manager, upon execution of this Management Agreement, of the identities of the Group Physicians and Professional Personnel (as defined in Section 1.9), together with a list of all such individuals and their respective areas of practice shall be attached hereto as EXHIBIT 2.1. Group shall enter into employment agreements or contracts with all Group Physicians and Professional Personnel. Any new employment agreements or contracts shall be reviewed and approved by Manager prior to execution, and Manager shall promptly be provided with copies of the executed employment agreements and contracts and any revisions or amendments thereto. All Group Physicians shall be licensed by the State of Utah and hold staff privileges at one or more hospitals designated by Manager as participating hospitals.

    II.2 PROVISION OF MEDICAL SERVICES. Group shall perform, or subcontract to perform as necessary, all medically necessary services for Patients in accordance with the terms of Group Agreements and subject to the utilization review protocols. All subcontracts shall be negotiated and executed by Manager on behalf of Group.

    II.3 ADDITIONAL PHYSICIANS. Group shall use its best efforts to provide any additional physicians required by the level of patient activity anticipated by Manager and communicated to Group, with the specialty mix and geographical location specified by Manager, within a reasonable period of time.

    II.4 HOURS OF SERVICE. Group shall maintain Group Physicians and Professional Personnel at Practice Sites during the following hours of service. Hours of service at any Practice Site shall be subject to review by the Joint Operating Committee, in accordance with Section 5.2.

          II.4.1 PATIENT MEDICAL SERVICES. Group shall provide available, accessible and medically necessary services for Patients during regular working hours established by Manager for each Practice Site.

          II.4.2 WALK-IN AND COMMUNITY SERVICES. For walk-in and community services, which may be provided at Practice Sites, Group shall provide (or subcontract as necessary to provide) such services at the hours, including extended hours, established by Manager.

          II.4.3 AFTER HOURS CARE. Group shall provide (or subcontract as necessary to provide) access to after hours services in accordance with Group protocols and community standards of care.


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    II.5  NON-DISCRIMINATION; COMPLIANCE WITH LAW.  All employment policies, standards and practices of Group shall be in accordance with applicable equality provisions of state and federal law. In the event that any government contract or regulation requires reports or disclosures of Manager and its contractors, Group, upon Manager's request, shall make, execute and deliver such reports, disclosures or other written information, guarantees or assurances as may be reasonably requested by Manager to assure timely compliance.

    II.6 NON-DISCRIMINATORY PATIENT SELECTION AND SERVICES; NON-DISCRIMINATORY PATIENT ASSIGNMENT. No Patient shall be discriminated against for any reason prohibited by law. The Group Physicians shall also abide by the patient service and assignment policies established from time to time by Manager or applicable third party payors, including those relating to accepting Patients who select or are assigned to Group under Group Agreements.

    II.7 STANDARDS, ACCREDITATION, SURVEYS AND INSPECTIONS. Group shall meet all medical practice, licensure and ethical standards, which are pertinent to its activities or which by contract it has agreed to abide. Group shall in good faith cooperate with inspections and on-site surveys of Practice Sites as may be conducted by governmental agencies, accrediting organizations or payors. Manager shall, to the extent possible, give Group advance notice of such inspections and surveys and schedule them during reasonable business hours.

    II.8 CONTRACTS. Group and the Group Physicians shall abide by the terms of any Group Agreements entered into by or with Manager on behalf of Group, including, without limitation, self-insured, PPO, EPO, HMO and indemnity contracts.

    II.9  COMPLIANCE WITH POLICIES AND PROCEDURES.

          II.9.1 ORGANIZATION AND REVIEW OF CARE. Group shall comply with policies and procedures pertinent to quality management, utilization management, risk management, scheduling, billing, claims payment, claims adjudication, reconciliation of payments or reimbursements, and other administrative matters relating to the organization of the non-professional aspects of the delivery of care as may be established by Manager from time to time.

          II.9.2 UTILIZATION MANAGEMENT; QUALITY MANAGEMENT. Group shall contractually bind each Group Physician to cooperate with and participate in the applicable program and systems of quality management, grievance procedures, peer review and utilization management. Information developed in the course of physician quality assurance and peer review activities shall be maintained by Manager as privileged and confidential except where its disclosure is assented to by Group or is required by law.

          II.9.3 PRIOR AUTHORIZATION. Group and each Group Physician agrees to obtain prior authorization in accordance with any administrative procedures developed in accordance

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with Section 1.19 or required pursuant to any administrative procedures of third party payors in effect from time to time before rendering any service requiring prior authorization.

    II.10 RECORDS AND REPORTS. Group shall assist Manager in maintaining and, where by law or legal process required, in divulging, records and information concerning its health care services. Group shall give Manager full access to all of its medical and financial records.

    II.11 GROUP TO PROVIDE NECESSARY BILLING AND ENCOUNTER INFORMATION.
Group agrees to provide Manager with all billing and encounter information for Patients, including, but not limited to the name of the patient, the date of service, the nature and extent of services provided and any supporting medical information, necessary to obtain payment or reimbursement for services.

    II.12 CONTINUING EDUCATION. Group Physicians shall maintain competence in, and remain currently well-informed as to recent developments about, their particular areas of medical practice, interest and specialization. Accordingly, subject to Group at all times providing sufficient physicians to care for the needs of Patients, the Group Physicians shall, in compliance with policies set by Group and administered by Manager, attend seminars, keep current with journals and take other reasonable steps to remain proficient in their particular specialties. All seminars necessary to maintain licensure or competence shall be the responsibility of the Group and the individual Group Physician.

    II.13 REFERRALS. Group and the Group Physicians shall make referrals to specialists in a manner consistent with (a) pertinent policies and procedures (which shall be developed in consultation with Manager), (b) the terms and conditions of government programs or Group Agreements applicable to the care of the Patient, and (c) any federal or state laws or regulations.

    II.14 PHYSICIAN COMPENSATION. Group shall compensate Group Physicians in accordance with a compensation formula developed in consultation with Manager. Group shall make all final determinations as to the compensation paid to Group Physicians.

    II.15 GROUP EXPENSES. Payment of those expenses related to the operation of Group which are designated on EXHIBIT 2.15 hereto ("Group Expenses") shall be the sole responsibility of Group. To the extent that Manager pays or incurs any Group Expenses, Group authorizes Manager to promptly reimburse Manager from funds in the Account as soon as such funds become available.

    II.16 PROVIDER NUMBERS. Group shall procure and maintain a medical group provider number, including without limitation, Medicare and Medicaid provider numbers, necessary or appropriate to obtain payment or reimbursement on Group's behalf.

                                     ARTICLE III

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                               COMPENSATION OF MANAGER

   III.1 MANAGEMENT FEE. Group and Manager agree that the compensation set forth in this Article III is being paid to Manager in consideration of the substantial commitment made by Manager hereunder and that such fees are fair and reasonable. Subject to the provisions of Section 3.2, Manager shall be paid the following amounts (collectively the "Management Fee"):

          III.1.1 CLINIC EXPENSES. Manager shall be reimbursed the amount of all Clinic Expenses paid by Manager.

          III.1.2 ADVANCES TO GROUP. Manager shall be reimbursed any amounts advanced to Group to fund obligations of Group, subject to the provisions of
Section 3.3.

          III.1.3 OPERATIONS FEE. Manager shall receive a fee equal to fifteen percent (15%) of the excess of Group Revenues over Clinic Expenses as a result of Group operations.

          III.1.4 ADDITIONAL MANAGED CARE PAYMENTS. Manager shall receive a fee equal to thirty percent (30%) of Additional Managed Care Payments made to Group.

          III.1.5 MIS ALLOCATION. The Joint Operating Committee shall determine from time to time a portion of the Management Fee which shall reasonably represent the payment for services to Manager for the provision of information, data and computer services in accordance with Section 1.15;
other than for transaction costs.

   III.2 CALCULATION AND PAYMENT OF MANAGEMENT FEE. The Management Fee under this Article III shall be payable monthly. The payment amounts shall be estimated based upon the operating results of Group for the previous month. Adjustments to the estimated payments shall be made to reconcile actual amounts due under this Article III, by the end of the following month during each calendar quarter. Upon preparation of quarterly financial statements, final adjustments to the service fee for the quarter shall be made and any additional payments owing to Manager or Group shall then be made. Any audit adjustments shall be reflected in the calculation for the fourth quarter. Manager shall be entitled to withdraw the Management Fee from the Account maintained by Manager in accordance with Section 1.21.1.

   III.3 ADVANCES TO GROUP. In the event that Manager and Group have entered into an agreement which prescribes a minimum amount of compensation for distribution by Group to Group Physicians in accordance with Section 2.14 ("Minimum Group Compensation") and the payment of the Management Fee in accordance with this Article III will leave Group with less than the amount of the Minimum Group Compensation, Manager shall pay to Group an amount necessary to provide Group with Minimum Group Compensation. Commencing January 1, 1997, any such payment shall not be considered a reduction of the Management

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Fee, but shall be an advance by Manager to Group, which shall be repaid from revenues otherwise allocable to Group in the next succeeding monthly periods for which Group receives at least Minimum Group Compensation.

   III.4 ADJUSTMENT IN MANAGEMENT FEE. Manager shall periodically review and have the right to adjust all or any components of the Management Fee, taking into account such factors as the adequacy of compensation to Group and changes in Manager's costs. Any adjustments made pursuant to this Section
3.4 shall be effective for the next succeeding calendar quarter following the notice required by this Section 3.4. In the event that Manager proposes a change in any component of the Management Fee, Manager shall consult with the Joint Operating Committee about the proposed change and the reasons therefor.
 Manager shall advise Group at least thirty (30) days in advance of the date on which the revised Management Fee is to be effective by a written statement which includes the basis for the change.

   III.5  DEFINITIONS.  For purposes of this Article III:

          III.5.1 "ADDITIONAL MANAGED CARE PAYMENTS" shall mean all fees and revenues recorded by or on behalf of Group or Manager for profits, whether from the assumption of hospital risk funds in managed care risk assumption arrangements or otherwise, including bonus, incentive and surplus payments from pharmacy funds or other similar risk arrangements in effect from time to time.

          III.5.2 "CLINIC EXPENSES" shall mean all operating and non-operating expenses of Manager incurred in the operation of Group, including, without limitation, the items listed below.

                    (i) Salaries, benefits, (including contributions under benefit plans), severance benefits and other direct costs of all employees of Manager at each Practice Site;

                   (ii)  Direct costs of all outside consultants
               retained by Manager and approved by the Joint Operating Committee to provide services at or in connection with Group or who actually provide services at or in connection with Group required for improved clinic performance; provided, however, only that portion of such consultant's costs without mark-up by Manager that is allocable to work performed at or for the benefit of Group will be a Clinic Expense;

                  (iii)  Obligations of Manager under leases or subleases;

                   (iv)  Personal property and intangible taxes
               assessed against Manager's assets, commencing on the date of this Agreement;

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                    (v)  Interest expense on indebtedness incurred by
               Manager to finance or refinance any of its obligations hereunder or services provided (interest expense will be charged for funds borrowed from outside sources as well as from Manager's affiliates; in the latter case, charges will be computed at Manager's (or its finance subsidiary's) intracompany borrowing rate as in effect from time to time but not to exceed the prime rate of interest of Citibank, N.A., as published from time to time in THE WALL STREET JOURNAL (hereinafter, "Intracompany Borrowing Rate");

                   (vi) Other expenses incurred by Manager in carrying out its obligations under this Agreement, but not including corporate overhead charges as described below;

                  (vii)  In the event an opportunity arises for
               additional physicians in the service area of Group to become employed by or merge with Group, and in the event such merger is completed, amortization of intangible asset value as a result of each such merger; and

                 (viii) Management information systems transaction costs.

               Clinic Expenses shall not include:

                    (i) Any corporate overhead charge from Manager other than the kind of tems listed above, including costs of employees of Manager who provide services at Group;

                   (ii)  Any federal or state income taxes;

                  (iii) Amounts paid for ancillary or professional services not provided by Group Physicians or Group, but for which Group is responsible under the applicable Group Agreement;

                   (iv) Any expenses which are expressly designated herein as expenses or responsibilities of Group in accordance with Section 2.15;

                    (v)  Compensation to Group Physicians, in
               accordance with Section 2.14, and to Allied Health
               Professionals;

                   (vi) Any expenses associated with procuring and maintaining professional liability insurance in accordance with Section 1.8.2.

          III.5.3 "GROUP REVENUE" shall consist of all fees or other compensation actually recorded each month by or on behalf of Group as a result of professional medical services rendered by Group (including Allied Health Professionals) at the Practice Sites.

Fee-for-service revenue of Group shall be calculated on an accrual basis, with gross charges for services being reduced by all allowances for bad debts, contractual adjustments, discounts, professional courtesies and compromises or cancellations of accounts receivable of any kind or nature. Capitated Agreement revenue of Group shall include coordination of benefits payments, co-payment amounts, coinsurance amounts, withhold distributions, and stop-loss insurance reimbursements.

                                      ARTICLE IV

                            EXECUTION OF GROUP AGREEMENTS

    IV.1 APPOINTMENT OF MANAGER AS ATTORNEY-IN-FACT. In order to facilitate the execution of Group Agreements and other contracts, Group hereby constitutes and appoints Manager as attorney-in-fact for Group and the Group Physicians with the following powers:

          IV.1.1 CONTRACTING GUIDELINES. The Joint Operating Committee shall develop guidelines for Group Agreements, which guidelines shall include terms minimally acceptable to Group for all such Agreements. Manager shall observe the guidelines in the negotiation of Group Agreements, and in the event Manager proposes entry into a Group Agreement which varies from the guidelines, Manager shall seek approval of the Joint Operating Committee for such Group Agreement.

          IV.1.2 ENTRY INTO AGREEMENTS. To negotiate and execute in the name of Group, all contracts or other arrangements for the provision of health care services by Group Physicians, including Capitated Agreements.

          IV.1.3 ADMINISTRATION OF AGREEMENTS. To exercise such rights respecting the administration of Group Agreements or other arrangements negotiated by Manager pursuant to Section 4.1.2, on behalf of Group and the Group Physicians as may reasonably be requested by the third party payor with whom the Group Agreement is executed and as are customary in the health care industry to facilitate the effective participation of the Group Physicians. This Section 4.1.3 is not intended and shall not be construed to delegate any authority to Manager to modify any term or provision of this Management Agreement, to confess or accept any liability or obligation not authorized under the standards respecting Group Agreements as may be established by Manager, or to exercise any rights respecting the management of Group, the performance of professional services by any Group Physician, or to interfere in any way with the professional practices and prerogatives of Group or any Group Physician. The foregoing limitation shall not, however, be construed to modify or limit any rights or obligations of any party arising under any other provision of this Management Agreement, or pursuant to any other contract or agreement to which such party is bound.

    4.2 RESTRICTIONS ON GROUP. Group shall not, nor shall any Group Physician, during the term of this Management Agreement enter into any contract or other arrangement for the provision of health care services other than those negotiated by Manager in accordance with Section 4.1.2.

                                      ARTICLE V

                              JOINT OPERATING COMMITTEE

    V.1 COMPOSITION. Manager and Group shall constitute a Joint Operating Committee, consisting of not fewer than three (3) representatives of Group's Board of Directors and three (3) representatives of Manager. Each party may change its representatives on the Joint Operating Committee from time to time, upon notice to the other.

    V.2 FUNCTIONS. The Joint Operating Committee shall advise Manager on its administration of services under this Management Agreement and Group on its performance of professional services pursuant to this Management Agreement. The Joint Operating Committee shall have the specific functions set forth on EXHIBIT 5.2 attached hereto and incorporated herein by this reference. It is intended that the Joint Operating Committee provide management support to Manager as required and that Manager and Group have a duty to consult with, or seek approval from, the Joint Operating Committee on those matters set forth in EXHIBIT 5.2 or as otherwise provided in this Management Agreement.

    V.3 MEETINGS. The Joint Operating Committee shall meet, upon the request of Manager or of the representatives of Group, not less frequently than quarterly.

    V.4 RULES. The Joint Operating Committee may develop such rules and procedures to govern its meetings and activities as its members deem necessary.

                                      ARTICLE VI

                                  TERM; TERMINATION

    VI.1 TERM; TERMINATION. The initial term of this Management Agreement shall be twenty (20) years ("Initial Term"), commencing as of January 1, 1997 (the "Effective Date"), unless earlier terminated as hereinafter provided.
At the conclusion of the Initial Term, this Management Agreement shall be extended for an additional ten (10) years ("First Extension"), and at the end of the First Extension for an additional ten (10) years ("Second Extension"), unless either Manager or Group notifies the other of its intention that the Management Agreement terminate not later than 180 days prior to the end of
(a) the Initial Term, in the case of the First Extension or (b) the First Extension, in the case of the Second Extension.

    VI.2 TERMINATION FOR CAUSE. Either party may terminate this Management Agreement at any time for "cause", which, for purposes of this Section 6.2 shall be defined as, and limited to, the following defaults by the other party:

          VI.2.1 LIQUIDATION; BANKRUPTCY. The defaulting party's application for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, filing of a voluntary petition in bankruptcy, making a general assignment for the benefit of creditors, filing a petition or answer seeking reorganization or arrangement with creditors, or taking advantage of any insolvency, or the entry of any order, judgment or decree by any court of competent jurisdiction on the application of a creditor or otherwise, adjudicating such party bankrupt or approving a petition seeking reorganization of such party or appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and if such order, judgment or decree shall continue unstayed and in effect for sixty (60) calendar days after its entry. Termination under this Subsection 6.2.1 shall be effective automatically and immediately upon the giving of written notice of termination by the non-defaulting party.

          VI.2.2 BREACH. A failure by the defaulting party to perform any material obligation required hereunder, if such default shall continue for thirty (30) calendar days after the giving of written notice from the nondefaulting party specifying the nature and extent of such default, or, if the breach cannot reasonably be cured in thirty (30) days, if the breaching party has not acted diligently, or subsequently acted diligently, to attempt to cure the breach within the thirty (30) day period following notice from the nondefaulting party. If the parties disagree as to the existence of a breach, whether the breach has been cured or whether diligent efforts have been made towards cure, the parties shall use their good faith efforts to resolve the dispute through negotiation. Termination under this Subsection
6.2.2 shall be effective upon the conclusion of the thirty (30) day period.

    VI.3 TERMINATION FOR CERTAIN TRANSACTIONS. Manager shall have the right to terminate this Management Agreement in the event that Group, or any successor to Group composed of fifty percent (50%) or more of Group Physicians, become affiliated with another medical group, medical foundation, management services organization, hospital or health system or third party payor, any of which Manager, in its absolute discretion, deems a competitor, or any affiliate or agent thereof and Group does not terminate such affiliation within thirty (30) calendar days after the giving of written notice by Manager.

    VI.4  EFFECT OF TERMINATION.

          VI.4.1 MANAGER TO CONTINUE TO PROVIDE SERVICES. Upon termination of this Management Agreement, Manager shall continue to collect and receive all compensation, reimbursement and payments due for services provided to Patients prior to the effective date of termination, subject to the rights of the parties hereunder to cancel, forgive, waive and settle such payments due, and Manager shall be entitled to receive from such amounts any compensation in accordance with the terms of Article III for services rendered by Manager.
 To the extent necessary under Section 6.4.2, Manager shall provide management services to

Group, in accordance with the terms of this Management Agreement, following termination of this Management Agreement, and shall be entitled to compensation in accordance with the terms of Article III.

          VI.4.2 SERVICES UNDER GROUP AGREEMENTS; CARE OF PATIENTS. To the extent required by Group Agreements, the parties shall observe the following covenants, notwithstanding termination of this Management Agreement:

              VI.4.2.1 GROUP AGREEMENT OBLIGATIONS. Each party shall continue to perform services as required under the terms and conditions of any Group Agreement in which Group and/or Manager is then participating or otherwise has existing contractual obligations in accordance with the terms of the Group Agreement.

              VI.4.2.2 CARE OF PATIENTS. Each party shall continue to perform such services as may be required to assure adequate care and arrangements for appropriate referrals for patients who are receiving hospital or other institutional services or who are involved in an active regimen or course of medical treatment or other services at the time of such termination.

              VI.4.2.3 COLLECTIONS. The parties shall cooperate to pursue collection of any payments to which they may be entitled for services rendered after the termination of this Management Agreement.

    VI.5  POST TERMINATION.  Upon the termination of this Management Agreement:

          VI.5.1  PRACTICE SITES.  Subject to continuing care obligations in
Section 6.4.2, Group shall surrender to Manager all Practice Sites and Equipment and other appurtenances thereto, in good condition, excepting reasonable use and wear thereof and damage by fire, act of God, or by the elements.

          VI.5.2 PROPRIETARY INFORMATION. Group shall immediately discontinue the use of and shall promptly return all proprietary information, manuals, and other materials associated with or respecting Manager that have been made available to Group by reason of its participation therein and shall return all such property, together with any copies thereof in its possession, to Manager.

          VI.5.3 SOFTWARE. Group shall immediately cease to use all software arranged for or provided by Manager and, within thirty (30) calendar days after such termination, shall return to Manager the software, all related documentation and computer programs and any copies thereof.

          VI.5.4 ACCESS TO MEDICAL RECORDS. Group shall provide to Manager access, at reasonable times and upon reasonable request, to Group's medical records relating to Patients for a period not shorter than the applicable statute of limitations for any claim which may be asserted against Manager arising from its activities pursuant to this Management Agreement.

          VI.5.5 COVENANT NOT TO COMPETE. For a period of one (1) year following the termination of this Agreement Group shall not, directly or indirectly engage in the provision of medical care within a three (3) mile radius of any of the Practice Sites, and no Group Physician shall engage in the provision of medical care within a three (3) mile radius of the Practice Site at which they practiced prior to termination. The parties agree that the duration, area and scope of activities restricted hereunder are reasonable and necessary to protect Manager's legitimate business interests. In the event that a court or arbitrator shall determine that this covenant is unenforceable because of its area, duration or prohibited scope of activities, this covenant shall be construed, in a manner consistent with applicable law, to provide the maximum restriction on the post termination activities of Group and Group Physicians.

                                     ARTICLE VII

                             RELATIONSHIP OF THE PARTIES

   VII.1 NO FIDUCIARY DUTIES. None of the provisions of this Management Agreement are intended to create, nor shall be deemed or construed to create, any fiduciary duty between the parties or any relationship between the parties other than that of independent parties contracting with each other hereunder solely for the purpose of effecting the provisions of this Management Agreement. The parties are not, and shall not be construed to be in a relationship of joint venturers, partners or employer-employee.

   VII.2  EXCLUSIVITY.

          VII.2.1 PHYSICIAN SERVICES. During the term of this Management Agreement, neither Group nor any Group Physician shall provide any medical services except in accordance with the terms of this Management Agreement. A Group Physician who terminates employment by Group shall be relieved of this obligation, except that for a period of one (1) year following termination of employment, such Group Physician shall not practice medicine or solicit any Patient of Group served at the Practice Site for the purpose of treating such patient at a medical facility within a three (3) mile radius of such Practice Site. The parties agree that the duration, area and scope of activities restricted hereunder are reasonable and necessary to protect Manager's legitimate business interests. In the event that a court or arbitrator shall determine that this covenant is unenforceable because of its area, duration or prohibited scope of activities, this covenant shall be construed, in a manner consistent with applicable law, to provide the maximum restriction on the activities of Group and Group Physicians. Manager shall not, during the term of this Agreement, contract with any physician or group of physicians to provide services at a Practice Site or within a three (3) mile radius of a Practice Site, unless Manager offers Group the opportunity to Group to provide the services and Group declines to provide Group Physicians or hire new physicians necessary to provide the requested services.

          VII.2.2 MANAGEMENT SERVICES. During the term of this Management Agreement, neither Group nor any Group Physician shall contract or arrange to receive any services described in Article I (or any services substantially similar to them) from any entity or person other than Manager. To the extent that Group may require any service other than those described in Article I, Group shall request such services from Manager, and Manager shall use reasonable efforts to provide such service to Group.

          VII.2.3 EXPANSION OF SERVICE AREA. In the event that Manager determines to add Practice Sites or arrange to expand the services or service area for which it contracts (an "Expansion"), it shall propose the Expansion to the Joint Operating Committee and Group. In the event that Group declines to provide Group Physicians or to add new physicians to provide necessary medical services for the Expansion, then Manager may contract with other physicians or groups to provide medical services for the Expansion.

                                     ARTICLE VIII

                                    MISCELLANEOUS

    VIII.1 NOTICES. All notices to be given under this Management Agreement shall be in writing and may be personally served upon the parties hereto or may be served by depositing the same in the United States mail, postage prepaid, as follows:

    Manager:       Talbert Medical Management Corporation
                   3540 Howard Way
                   Costa Mesa, CA 92626
                   Attn:  President

    Group:         Talbert Medical Group, Inc.
                   2500 South State Street
                   Salt Lake City, Utah 84115
                   Attn:  President

subject to the right of either party to change said address or addresses by written notice of such new address to the other party.

    VIII.2 PROPRIETY PROPERTY. Manager is and shall be the sole owner and holder of all right, title and interest to the "Proprietary Property of Manager" consisting of all copyright, service mark and trademark rights and interests in the logo, systems, software, forms, form contracts, policy manuals, marketing and public relations materials relating to the delivery system for the Group. Group agrees that is shall not at any time knowingly harm, misuse or bring into disrepute the Proprietary Property of Manager.

    VIII.3 CONFIDENTIALITY. The terms of this Management Agreement are confidential and shall not be disclosed except as necessary to the performance of this Management Agreement or as required by law. Neither Group nor Group Physicians shall disseminate or publish information developed under this Management Agreement or contained in reports to be furnished pursuant to this Management Agreement without prior written approval of Manager.

    VIII.4 ENTIRE AGREEMENT. The provisions of this Management Agreement and any exhibits hereto and any writing signed by the party to be charged contemporaneously herewith constitute the entire agreement between the parties, and supersede any prior negotiations, understandings or agreements.

    VIII.5 MODIFICATIONS. This Management Agreement may be amended, modified or otherwise changed only upon the written consent of the parties hereto.

    VIII.6 THIRD PARTY RIGHTS. This Management Agreement shall not be construed as conferring upon any third party any right or benefit and any and all claims which may arise hereunder may be enforced solely by Group or by Manager.

    VIII.7 NO ASSIGNMENT. No party may assign its rights or delegate its obligations under this Management Agreement without the prior written consent of the other party; provided that Manager may assign its rights and obligations under this Management Agreement to an affiliate, successor or a wholly-owned subsidiary without the consent of Group.

    VIII.8 GOVERNING LAW; ARBITRATION. This Management Agreement shall be governed by Utah law. Any dispute between the parties shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. No punitive damages shall be awarded in any such arbitration. The prevailing party in any such arbitration shall be entitled to the recovery of reasonable attorneys' fees (including charges for in-house counsel) and costs.

    VIII.9 DOCUMENTS; NECESSARY ACTS. Each of the parties shall execute and deliver all documents, papers, and instruments and perform such other acts as may be necessary or convenient to carry out the terms of this Management Agreement.

    VIII.10 NON-WAIVER; BREACH. Any waiver of any term and condition hereof must be in writing and signed by the party against whom it is sought to be asserted. A party's neglect or failure in any case or circumstance to require performance of the other party's obligations or to enforce its rights in the event of a breach by the other party shall not affect such party's right to enforce such rights and obligations in any other case or circumstance. A waiver of any individual term or condition shall not be construed as a waiver of any other term or condition nor, unless so provided in such written waiver, of the term or condition thereby waived in the event of a future or continuing breach by the other party, except in the particular circumstance(s) in or for which such waiver was provided.

    VIII.11 SEVERABILITY; INVALIDITY OF ANY PROVISION. Nothing contained in this Management Agreement shall be construed so as to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Management Agreement and any present statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail. In such event, and in any case in which any provision of this Management Agreement is determined by a court of competent jurisdiction to be in violation of a statute, law, ordinance, or regulation, the affected provision(s) shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Management Agreement.

    VIII.12 CAPTIONS AND HEADINGS. The captions and headings in this Management Agreement are intended for convenience only and are not to be interpreted as part of this Agreement.

    VIII.13 FORCE MAJEURE. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Management Agreement or other interruption of service or employment deemed resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery or supplies, vandalism, strikes or other work interruptions beyond the reasonable control of either party. However, both parties shall make good faith efforts to perform under this Management Agreement in the event of any such circumstances.

    VIII.14 MEDICARE AND MEDICAID PATIENTS. Manager and Group agree to generate such records and make such disclosures as may be required, from time to time, by the Medicare, Medicaid and other third party payment programs with respect to their participation in this Management Agreement and the rendition of services hereunder, in order to assure that both parties will be able to meet all requirements for participation and payment associated with such programs, including but not limited to the matters covered by Section 1861(v)(1)(I) of the Social Security Act. If either party is requested to disclose books, documents, or records pursuant to any provision of this
Section 8.14 for an audit, it shall notify the other party of the nature and scope of such request and each party shall make available, upon written request of the other, all such books, documents, or records, during such party's regular business hours.

                                      EXECUTION

    IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement on the day and year first written above.

                                       TALBERT MEDICAL MANAGEMENT
                                       CORPORATION ("Manager")



                                       By:
                                          ------------------------------------

                                       Name:
                                       ---------------------------------------

                                       Title:
                                       ---------------------------------------




                                       TALBERT MEDICAL GROUP, INC. ("Group")



                                       By:
                                          ------------------------------------

                                       Name:
                                       ---------------------------------------

                                       Title:
                                       ---------------------------------------

                                     EXHIBIT 1.1


                                    PRACTICE SITES

                                     EXHIBIT 2.1


                     GROUP PHYSICIANS AND PROFESSIONAL PERSONNEL

                                     EXHIBIT 2.15


                                    GROUP EXPENSES


    1. Group Physician personal expenditures, including licensure costs, continuing medical education allowances, sabbatical allowances and auto allowances.

    2. Group Physician personal equipment and furnishings, including beepers, telephone equipment, white coats, and stethoscopes.

    3.    Meals related to Group activities and meetings.

    4.    Books and periodicals for Group Physicians.

    5.    Off-site meetings of Group Physicians.

                                     EXHIBIT 5.2


                         JOINT OPERATING COMMITTEE FUNCTIONS


    1. Develop strategy for new business, network development, new Practice Sites, capital budgeting, marketing, and Group Agreements.

    2. Evaluate and monitor operational parameters for assuring ongoing success including but not limited to financial performance, utilization trends, medical center operations, and overall quality of care.

    3. Address problem areas or opportunities which may be raised by either of the two entities. Where problems are identified which can not be solved at the medical center level, the Joint Operating Committee will resolve and implement appropriate remedial action. Decisions will be made by majority vote with a quorum present, which majority shall consist of a majority of Group representatives and Manager representatives.

    4. Ensure that all responsibilities are identified and accounted for, and any unnecessary duplication of effort shall be avoided by both the Group and the Manager.

    5. Ensure that communication between the Group and the Manager and between the staff of these two entities is clear and unambiguous and that a consistent and uniform perspective is presented to the patients, employees, and external service partners.

                                  TABLE OF CONTENTS

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                                                                                 ----

ARTICLE I          RESPONSIBILITIES OF MANAGER . . . . . . . . . . . . . . . . . .  1

    1.1  Practice Sites. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    1.2  Utilities, Building Services, and Supplies. . . . . . . . . . . . . . . .  2

    1.3  Equipment, Furniture and Furnishings. . . . . . . . . . . . . . . . . . .  2

    1.4  Repair and Maintenance of Practice Sites and Equipment. . . . . . . . . .  2

         1.4.1     Repair and Maintenance of Practice Sites. . . . . . . . . . . .  2

         1.4.2     Repair and Maintenance of Equipment . . . . . . . . . . . . . .  2

    1.5  Replacement Equipment . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    1.6  Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    1.7  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

    1.8  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

         1.8.1     Practice Sites. . . . . . . . . . . . . . . . . . . . . . . . .  3

         1.8.2     Professional Liability Insurance. . . . . . . . . . . . . . . .  3

         1.8.3     Directors and Officers Insurance. . . . . . . . . . . . . . . .  3

         1.8.4     Self Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  3

    1.9  Non-Professional Personnel. . . . . . . . . . . . . . . . . . . . . . . .  3

         1.9.1     Manager to Employ; Initial Employment Decisions . . . . . . . .  3

         1.9.2     Special Provisions Applicable to Allied Health
                   Professionals . . . . . . . . . . . . . . . . . . . . . . . . .  3

         1.9.3     Supervision of Clerical and Other Non-Medical Support Personnel  4

                                  TABLE OF CONTENTS

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                                                                                 ----
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         1.9.4     Decisions Reserved to Manager . . . . . . . . . . . . . . . . .  4

    1.10 Bookkeeping and Accounting Services . . . . . . . . . . . . . . . . . . .  4

    1.11 Fee-For-Service Administration. . . . . . . . . . . . . . . . . . . . . .  4

         1.11.1    Fee Schedule. . . . . . . . . . . . . . . . . . . . . . . . . .  4

         1.11.2    Billing and Collection. . . . . . . . . . . . . . . . . . . . .  5

    1.12 Capitation Administration . . . . . . . . . . . . . . . . . . . . . . . .  5

         1.12.1    Calculation of Amounts Due. . . . . . . . . . . . . . . . . . .  5

         1.12.2    Billing Under Capitated Agreements. . . . . . . . . . . . . . .  5

         1.12.3    Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

    1.13 Review and Audit of Manager . . . . . . . . . . . . . . . . . . . . . . .  5

    1.14 Additional Financial and Management Reports and Information . . . . . . .  5

         1.14.1    Income Statements and Balance Sheets. . . . . . . . . . . . . .  5

         1.14.2    Other Reports . . . . . . . . . . . . . . . . . . . . . . . . .  6

    1.15 Management Information System . . . . . . . . . . . . . . . . . . . . . .  6

    1.16 Physician Recruitment . . . . . . . . . . . . . . . . . . . . . . . . . .  6

    1.17 Human Resources; Credentialing. . . . . . . . . . . . . . . . . . . . . .  6

    1.18 Marketing and Public Relations. . . . . . . . . . . . . . . . . . . . . .  6

    1.19 UM/QM Policies and Procedures; Preauthorization . . . . . . . . . . . . .  6

    1.20 Distribution of Compensation and Bonuses to Group Physicians;
         Group Benefits Administration . . . . . . . . . . . . . . . . . . . . . .  6

    1.21 Attorney-in-Fact. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                  TABLE OF CONTENTS

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                                                                                 ----
         1.21.1    Depository Account. . . . . . . . . . . . . . . . . . . . . . .  6

         1.21.2    Receipt of Payments . . . . . . . . . . . . . . . . . . . . . .  7

         1.21.3    Billing/Claims Processing . . . . . . . . . . . . . . . . . . .  7

         1.21.4    Collection of Other Amounts Due . . . . . . . . . . . . . . . .  7

         1.21.5    Stop-Loss Claims. . . . . . . . . . . . . . . . . . . . . . . .  7

    1.22 Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE II         OBLIGATIONS OF GROUP. . . . . . . . . . . . . . . . . . . . . .  7

    2.1  Group Physicians and Professional Personnel . . . . . . . . . . . . . . .  7

    2.2  Provision of Medical Services . . . . . . . . . . . . . . . . . . . . . .  8

    2.3  Additional Physicians . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    2.4  Hours of Service. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

         2.4.1     Patient Medical Services. . . . . . . . . . . . . . . . . . . .  8

         2.4.2     Walk-In and Community Services. . . . . . . . . . . . . . . . .  8

         2.4.3     After Hours Care. . . . . . . . . . . . . . . . . . . . . . . .  8

    2.5  Non-discrimination; Compliance with Law . . . . . . . . . . . . . . . . .  8

    2.6  Non-discriminatory Patient Selection and Services;
         Non-discriminatory Patient Assignment . . . . . . . . . . . . . . . . . .  8

    2.7  Standards, Accreditation, Surveys and Inspections . . . . . . . . . . . .  8

    2.8  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

    2.9  Compliance with Policies and Procedures . . . . . . . . . . . . . . . . .  9

         2.9.1     Organization and Review of Care . . . . . . . . . . . . . . . .  9
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         2.9.2     Utilization Management; Quality Management. . . . . . . . . . .  9

         2.9.3     Prior Authorization . . . . . . . . . . . . . . . . . . . . . .  9

    2.10 Records and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

    2.11 Group to Provide Necessary Billing and Encounter Information. . . . . . .  9

    2.12 Continuing Education. . . . . . . . . . . . . . . . . . . . . . . . . . .  9

    2.13 Referrals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    2.14 Physician Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . 10

    2.15 Group Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    2.16 Provider Numbers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE III        COMPENSATION OF MANAGER . . . . . . . . . . . . . . . . . . . . 10

    3.1  Management Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         3.1.1     Clinic Expenses.. . . . . . . . . . . . . . . . . . . . . . . . 10

         3.1.2     Advances to Group.. . . . . . . . . . . . . . . . . . . . . . . 10

         3.1.3     Operations Fee. . . . . . . . . . . . . . . . . . . . . . . . . 10

         3.1.4     Additional Managed Care Payments. . . . . . . . . . . . . . . . 11

         3.1.5     MIS Allocation. . . . . . . . . . . . . . . . . . . . . . . . . 11

    3.2  Calculation and Payment of Management Fee.. . . . . . . . . . . . . . . . 11

    3.3  Advances to Group.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

    3.4  Adjustment in Management Fee. . . . . . . . . . . . . . . . . . . . . . . 11

    3.5  Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
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         3.5.1     "Additional Managed Care Payments". . . . . . . . . . . . . . . 11

         3.5.2     "Clinic Expenses" . . . . . . . . . . . . . . . . . . . . . . . 12

         3.5.3     "Group Revenue" . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IV         EXECUTION OF GROUP AGREEMENTS . . . . . . . . . . . . . . . . . 13

    4.1  Appointment of Manager as Attorney-in-Fact. . . . . . . . . . . . . . . . 13

         4.1.1     Contracting Guidelines. . . . . . . . . . . . . . . . . . . . . 13

         4.1.2     Entry Into Agreements . . . . . . . . . . . . . . . . . . . . . 14

         4.1.3     Administration of Agreements. . . . . . . . . . . . . . . . . . 14

    4.2  Restrictions on Group . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE V          JOINT OPERATING COMMITTEE . . . . . . . . . . . . . . . . . . . 14

    5.1  Composition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

    5.2  Functions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

    5.3  Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

    5.4  Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VI         TERM; TERMINATION . . . . . . . . . . . . . . . . . . . . . . . 15

    6.1  Term; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

    6.2  Termination for Cause . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         6.2.1     Liquidation; Bankruptcy . . . . . . . . . . . . . . . . . . . . 15

         6.2.2     Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

    6.3  Termination for Certain Transactions. . . . . . . . . . . . . . . . . . . 16
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    6.4  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 16

         6.4.1     Manager to Continue to Provide Services . . . . . . . . . . . . 16

         6.4.2     Services Under Group Agreements; Care of Patients . . . . . . . 16

              6.4.2.1  Group Agreement Obligations . . . . . . . . . . . . . . . . 16

              6.4.2.2  Care of Patients. . . . . . . . . . . . . . . . . . . . . . 16

              6.4.2.3  Collections . . . . . . . . . . . . . . . . . . . . . . . . 16

    6.5  Post Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         6.5.1     Practice Sites. . . . . . . . . . . . . . . . . . . . . . . . . 17

         6.5.2     Proprietary Information . . . . . . . . . . . . . . . . . . . . 17

         6.5.3     Software. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         6.5.4     Access to Medical Records . . . . . . . . . . . . . . . . . . . 17

         6.5.5     Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VII        RELATIONSHIP OF THE PARTIES . . . . . . . . . . . . . . . . . . 17

    7.1  No Fiduciary Duties.. . . . . . . . . . . . . . . . . . . . . . . . . . . 17

    7.2  Exclusivity.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

         7.2.1     Physician Services. . . . . . . . . . . . . . . . . . . . . . . 18

         7.2.2     Management Services.. . . . . . . . . . . . . . . . . . . . . . 18

         7.2.3     Expansion of Service Area . . . . . . . . . . . . . . . . . . . 18

ARTICLE VIII       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 18

    8.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
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    8.2  Propriety Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    8.3  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    8.4  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    8.5  Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    8.6  Third Party Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    8.7  No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

    8.8  Governing Law; Arbitration. . . . . . . . . . . . . . . . . . . . . . . . 20

    8.9  Documents; Necessary Acts . . . . . . . . . . . . . . . . . . . . . . . . 20

    8.10 Non-Waiver; Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

    8.11 Severability; Invalidity of Any Provision . . . . . . . . . . . . . . . . 20

    8.12 Captions and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 20

    8.13 Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

    8.14 Medicare and Medicaid Patients. . . . . . . . . . . . . . . . . . . . . . 21

    Exhibit 1.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

    Exhibit 2.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

    Exhibit 2.15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

    Exhibit 5.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
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